Distribution Agreement

This Agreement is made by and between GIT Investment
Services, Inc., a Virginia corporation having its principal place of business in Arlington, Virginia (the
"Distributor"), and GIT Tax-Free Trust, a Massachusetts business trust created pursuant to a Declaration of Trust filed with the Clerk of the City of Boston, Massachusetts
(the "Trust").

In consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties hereto, intending so to be legally bound, agree with each other as follows:

1. Appointment of Distributor. Except as otherwise provided herein, the Trust hereby appoints the Distributor its exclusive agent to sell and distribute shares of the Trust at the public offering price thereof described and set forth in the Trust's current prospectus. The Distributor hereby accepts such appointment. The Distributor shall have no obligation to sell, distribute or redeem any specific amount of the Trust's shares.

2. Scope of Authority. The Distributor is authorized act as the Trust's agent to make sales of the Trust's shares directly to the public or distribute such shares to the public through securities brokers, dealers or other intermediaries. The Distributor is also authorized to act as an agent of the Trust in connection with any redemption of the Trust's shares, either directly or through securities brokers, dealers or other intermediaries. In the performance of its activities hereunder, the Distributor shall be authorized to take such action not inconsistent with the express provisions hereof as it deems advisable.

The Distributor agrees that in offering, selling or redeeming shares of the Trust it will duly conform to all applicable State and Federal laws and the rules and regulations of any self-regulatory organization established pursuant to Federal law to which the Distributor may belong. The Distributor is authorized by the Trust only to give information or make representations regarding the Trust's shares to the extent such information or representations are contained in the Trust's current prospectus or in its registration statement filed with the Securities and Exchange Commission or in supplemental information to such prospectus approved by the Trust. The Distributor agrees that any other such information or representations it provides shall be given entirely without liability or recourse to the Trust.

3. Discretion of the Trust. Notwithstanding any other provision hereof and in its sole discretion with or without prior notice thereof to the Distributor, the Trust may distribute its own shares directly to any person, may suspend any or all sales of its shares, and may decline to make any particular sale of its shares By notice thereof to the Distributor, the Trust may appoint additional non-exclusive agents for the sale and distribution of its shares, but in the absence of such notice the Distributor shall remain the Trust's exclusive agent for such sales.

4. Other Activities of the Distributor. The Distributor and any of its affiliates shall be free to engage in any other lawful activity, including the rendering to others of services similar to those to be rendered to the Trust hereunder; and the Distributor or any interested person thereof shall be free to invest in the Trust as a shareholder, to become an officer or Trustee thereof if properly elected, or to enter into any other relationship with the Trust approved by the Trustees and in accordance with law.

5. Compensation to the Distributor. Unless a current prospectus of the Trust provides for compensation to underwriters or to persons who distribute its shares, the Distributor shall receive no direct compensation in connection with the activities authorized hereby. Except to any extent specifically otherwise authorized by the terms of a current prospectus of the Trust, the Distributor shall sell and redeem shares of the Trust at their current net asset value.

The Trust shall reimburse to the Distributor monthly for any reimbursable costs incurred by the Distributor in connection with the affairs of the Trust. Such "reimbursable cost" shall be limited to the reasonable costs incurred by the Distributor in connection with services rendered to the Trust's existing shareholders approved by the Trustees of the Trust or in connection with registration under State or Federal securities laws, taxes or other out-of-pocket charges incurred by reason of sales or are redemptions of the Trust's shares, but only to the extent the Distributor is not otherwise directly compensated for such services, sales or redemptions.

The "costs" which are reimbursable hereunder shall be deemed to include both the relevant direct expenditures by the Distributor (including the cost of goods and services obtained from other) and the related overhead costs, such as depreciation, interest, employee supervision, rent and like costs. Where only a portion of a specific expenditure by the Distributor is related to reimbursable costs hereunder, then the Distributor may allocate such amount between the Trust and other activities of the Distributor on a reasonable basis, which may involve the use of assumptions and approximations not subject to precise verification without undue cost, provided that majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust, approve the basis upon which such allocations are made. The Distributor may, in its discretion, defer billing to and payment by the Trust of any reimbursable costs hereunder, and no such deferment shall affect the right of the Distributor to receive reimbursement from the Trust when the reimbursable costs are billed.

6. Relationship to Investment Adviser. It is understood by the parties hereto that concurrently with the execution of Agreement or previously, the Trust has also entered into an Investment Advisory Agreement with Bankers Finance Investment Management Corp., as the investment adviser to the Trust (the "Adviser"), pursuant to which the Adviser will provide management services to the Trust and administer its affairs. The voting securities of the Adviser and of the Distributor has entered into this Agreement to perform certain services partially in consideration of the Trust's ongoing employment of the Adviser as aforesaid. If at any time the Adviser ceases to act as investment adviser to the Trust under terms substantially those of the Investment Advisory Agreement or if at any time the Adviser ceases to be an entity at least 50% (in terms of voting rights) under common control with the Distributor, then this Agreement shall immediately terminate as of a date 30 days from the date of such event, unless within such 30-day period the Distributor gives written notice to the Trust that it waives such termination. The Trust specifically acknowledges and accepts the relationship between the Distributor hereunder and the Adviser.

7. Limitation of the Distributor's Liability

The Distributor shall not be liable for any loss incurred in connection with any of its activities hereunder, nor for any action taken, suffered or omitted and believed by it to be advisable or within the scope of its authority or discretion, except for acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the responsibilities assumed by it under this Agreement.

8. Limitation of Trust's Liability. The Distributor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Distributor agrees that the Trust; obligations hereunder in any case shall be limited to the Trust and to its assets and that the Distributor shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.

9. Term of Agreement. This Agreement shall continue in effect for two years from the date of its execution; and it shall continue in force thereafter (but subject to the termination provisions below), provided that it is specifically approved at least annually by the Trustees of the Trust or by a majority vote of the outstanding securities of the Trust (without regard to series or classes of shares), and in either case by the vote of a majority of the Trustees who are not interested persons of the Trust, cast in person at a meeting called for that purpose.

10. Termination by Notice. Notwithstanding any provision of this Agreement, it may be terminated at any time, without penalty, by the Trustees of the Trust or by the Distributor, upon 30 day's written notice to the other party.

11. Termination Upon Assignment. This Agreement may not be assigned by the Distributor and shall automatically terminate immediately upon any assignment. Noting herein shall prevent the Distributor from employing any other persons or agents, as its own expense, to assist it in the performance of its duties hereunder.

12 Amendments. This Agreement may be amended at any time by mutual agreement in writing by the parties hereto, provided that such amendment is approved by Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, cast in person at a meeting called for that purpose.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

14. Use of Terms. The terms "interested person," assignment and "majority of the outstanding voting securities," as used herein, shall have the same meanings as in the Investment
Company Act of 1940 and any applicable regulations thereunder.

In Witness Whereof, the parties have caused this amended and restated Agreement to be signed on their behalf by their respective officers duly authorized and their respective seals to be affixed hereto, this 18th day of November, 1982

GIT Investment Services, Inc.

[Seal]
(signature)
By A. Bruce Cleveland, President
(signature)
Attest: Fredda E. Mays, Assistant Secretary
GIT Tax-Free Trust
[Seal]
(signature)
By A. Bruce Cleveland, Trustee
(signature)
By Michael D. Goth, Trustee
(signature)
By Robert W. Dudley, Trustee
(signature)
By Thomas S. Kleppe, Trustee
(signature)
By Gerald W. Nensel, Trustee
(signature)
Attest: Thomas C. Miller, Secretary
 .